Exhibit 99.1

AMERICAN STANDARD ENERGY CORP.
INDEX TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Combined and consolidated financial statements:

Balance sheets as of June 30, 2010 and 2009 (unaudited) and as of December 31, 2009 and 2008 (audited)	F-3

Statements of operations for the six months ended June 30, 2010 and 2009 (unaudited) and for the years ended December 31, 2009 and 2008 (audited)	F-4

Statements of cash flows for the six months ended June 30, 2010 and 2009 (unaudited) and for the years ended December 31, 2009 and 2008 (audited)	F-5

Statements of changes in stockholders' equity for the six months ended June 30, 2010 (unaudited) and for the years ended December 31, 2009 and 2008 (audited).	F-6

Notes to combined and consolidated financial statements	F-7 to F-17

Unaudited supplementary information	F-18 to F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
American Standard Energy Corp.
Tempe, Arizona

We have audited the accompanying carve-out combined and consolidated balance sheets of the oil and natural gas properties (the “Business”) contributed on April 28, 2010 by Geronimo Holding Corporation, XOG Operating, LLC and CLW South Texas 2008, LP to American Standard Energy Corp. (the “Company”) as of December 31, 2009 and 2008 and the related carve-out combined and consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the carve-out combined and consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Business at December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Houston, Texas
September 27, 2010

American Standard Energy Corp.
Combined and Consolidated Balance Sheets

	As of June 30,		As of December 31,
	2010	2009	2009	2008

	(Unaudited)		(Audited)

Current assets:
Cash and cash equivalents	$3,800	$-	$-	$-
Restricted cash	711,000	-	-	-
Production accounts receivables	79,992	43,659	62,382	59,051
Total current assets	794,792	43,659	62,382	59,051

Oil and natural gas properties,at cost , successful efforts method:
Oil and natural gas properties	8,384,450	4,032,794	4,607,685	3,687,987
Accumulated depreciation, depletion, and amortization	(1,158,367)	(933,060)	(1,062,505)	(827,794)
Total oil and natural gas properties, net	7,226,083	3,099,734	3,545,180	2,860,193

Total assets	$8,020,875	$3,143,393	$3,607,562	$2,919,244

Current liabilities:
Accounts payable - related parties	$156,705	$27,666	$17,613	$44,817
Accrued capex - related parties	772,548	-	-	-
Deposits from PPM investors	711,000	-	-	-
Total current liabilities	1,640,253	27,666	17,613	44,817

Asset retirement obligations	72,619	79,464	69,388	77,951
Deferred income taxes	96,228	-	-	-
Total Liabilities	1,809,100	107,130	87,001	122,768
Commitments and Contingencies
Stockholders’ equity:
Parent net investment	-	3,371,709	4,111,102	3,121,722
Common Stock, $.001 par value, 11,000,000 shares authorized, 10,000,000 shares issued and outstanding at June 30, 2010	10,000	-	-	-
Additional paid-in capital	10,404,831	-	-	-
Retained deficit	(4,203,056)	(335,446)	(590,541)	(325,246)
Total stockholders' equity	6,211,775	3,036,263	3,520,561	2,796,476

Total liabilities and stockholders' equity	$8,020,875	$3,143,393	$3,607,562	$2,919,244

The accompanying notes are an integral part of these combined and consolidated financial statements.

American Standard Energy Corp.
Combined and Consolidated Statements of Operations

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008

	(Unaudited)		(Audited)

Oil and natural gas revenues	$317,480	$304,468	$651,384	$1,322,911

Operating costs and expenses:
Oil and natural gas production	199,390	150,393	333,499	570,108
Exploration expenses	247,463	-	240,382	496,500
Depreciation, depletion and amortization	95,862	105,266	234,710	474,318
Accretion asset retirement obligations	3,231	1,513	3,027	2,200
General and administrative	88,929	57,496	105,061	105,031
Non-cash stock compensation expense	3,198,892	-	-	-
Total operating costs and expenses	3,833,767	314,668	916,679	1,648,157
Loss from operations before income taxes	(3,516,287)	(10,200)	(265,295)	(325,246)

Income tax expense	(96,228)	-	-	-

Net loss	$(3,612,515)	$(10,200)	$(265,295)	$(325,246)

Pro forma for change for tax status (Unaudited) see Note F:
Income before taxes	$(3,516,287)	$(10,200)	$(265,295)	$(325,246)
Pro forma income tax (expense) benefit	(22,000)	4,000	92,000	113,000
Pro forma net loss	$(3,538,287)	$(6,200)	$(173,295)	$(212,246)

The accompanying notes are an integral part of these combined and consolidated financial statements.

American Standard Energy Corp.
Combined and Consolidated Statements of Cash Flows

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008

	(Unaudited)		(Audited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,612,515)	$(10,200)	$(265,295)	$(325,246)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	95,862	105,266	234,710	474,318
Accretion of asset retirement obligations	3,231	1,513	3,027	2,200
Exploration expenses	247,463	-	240,382	496,500
Non-cash stock compensation expense	3,198,892	-	-	-
Deferred income taxes	96,228	-	-	-
Changes in operating assets and liabilities:
Production accounts receivable	(17,610)	15,392	(3,331)	28,527
Accounts payable and accured liabilities-related parties	911,640	(17,151)	(27,204)	18,659

Net cash provided by operating activities	923,191	94,820	182,289	694,958

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on oil and natural gas properties	(4,024,228)	(344,807)	(1,171,669)	(2,778,111)
Net cash used in investing activities	(4,024,228)	(344,807)	(1,171,669)	(2,778,111)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from changes in predecessor parent equity	3,104,837	249,987	989,380	2,083,153

Net cash provided by financing activities	3,104,837	249,987	989,380	2,083,153

Net increase in cash and cash equivalents	3,800	-	-	-

Cash and cash equivalents at beginning of period	-	-	-	-

Cash and cash equivalents at end of period	$3,800	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Additions to Oil and Gas Properties Asset
Retirement Obligation	-	-	(11,590)	19,092

The accompanying notes are an integral part of these combined and consolidated financial statements.

American Standard Energy Corp.
Combined and Consolidated Statements of Changes in Stockholders' Equity

(Audited as of December 31, 2008 and 2009, Unaudited as of June 30, 2010)

	Common Stock		Additional Paid-In	Retained	XOG Group Net	Total Stockholders'
	Shares	Amount	Capital	Deficit	Investment	Equity

Balance as of January 1, 2008	-	$-	$-	$-	$1,038,569	$1,038,569
Net loss	-	-	-	(325,246)		(325,246)
Transfer to/from XOG Group, net	-	-	-	-	2,083,153	2,083,153
Balance as of December 31, 2008 (Audited)	-	-	-	(325,246)	3,121,722	2,796,476
Net loss	-	-	-	(265,295)		(265,295)
Transfer to/from XOG Group, net	-	-	-	-	989,380	989,380
Balance as of December 31, 2009 (Audited)	-	-	-	(590,541)	4,111,102	3,520,561
Transfer to/from XOG Group, net	-	-	-	-	3,104,837	3,104,837
Transfer of XOG Group net investment to additional paid-in capital	-	-	7,215,939	-	(7,215,939)	-
Issuance of common stock in exchange for oil and gas properties	8,000,000	8,000	(8,000)	-	-	-
Issuance of common stock for compensation	2,000,000	2,000	3,105,497	-	-	3,107,497
Stock option expense	-	-	91,395	-	-	91,395
Net loss	-	-	-	(3,612,515)	-	(3,612,515)
Balance as of June 30, 2010 (Unaudited)	10,000,000	$10,000	$10,404,831	$(4,203,056)	$-	$6,211,775

The accompanying notes are an integral part of these combined and consolidated financial statements.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements

Note A. Organization and nature of operations

American Standard Energy Corp. (“ASEC” or the "Company") is a Nevada corporation formed on April 2, 2010. The Company's principal business is the acquisition, development and exploration of oil and natural gas properties primarily in Texas and the Northern Regions of the U.S.

Note B. Summary of significant accounting policies

Formation of the Company and separation from XOG Group. American Standard Energy Corp was formed on April 2, 2010 for the purpose of acquiring certain oil and gas properties (the "Business") from Geronimo Holding Corporation, a Texas S Corporation (“Geronimo”) , XOG Operating, LLC (“XOG”) and CLW South Texas 2008, LLP (“CLW”) (collectively, the "XOG Group"). On May 1, 2010, the XOG Group separated certain oil and gas properties from their operations by contributing the Business to the Company in return for 80% of the common stock of ASEC, all remaining shares were retained as founder’s shares, of which a portion are part of the compensation package of the ongoing Executive Team of ASEC, and will be restricted over the next four years. The acquisition of the Business from the XOG Group was a transaction under common control and accordingly, the Company recognized the assets and liabilities acquired from the XOG Group at their historical carrying values and no goodwill or other intangible assets were recognized.

Basis of presentation. The accompanying combined and consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company began operations on May 1, 2010 following the acquisition of the Business from the XOG Group. For the periods prior to May 1, 2010, the financial statements have been prepared on a “carve-out” basis from the XOG Group’s combined financial statements using historical results of operations, assets and liabilities attributable to the Business including allocations of expenses from the XOG Group. The carve-out presentation basis reflects the fact that the Business represents a portion of the XOG Group and does not constitute a separate legal entity. The combined financial statements including the carve out Business may not be indicative of the Company’s future performance and may not reflect what its results of operations, financial position and cash flows would have been had the Company operated as an independent company during all of the periods presented. To the extent that an asset, liability, revenue or expense is directly associated with the Business or the Company, it is reflected in the accompanying combined and consolidated financial statements.

Prior to the May 1, 2010 contribution from the XOG Group, the XOG Group provided certain corporate functions to the Business and costs associated with these functions were allocated to the Business. These functions included executive management, oil and gas property management, information technology, tax, insurance, accounting, legal and treasury services. The costs of such services were allocated to the Business based on the most relevant allocation method to the service provided, primarily based on relative net book value of assets. Management believes such allocations are reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Business been operating as an independent company for all of the periods presented. The charges for these functions are included primarily in general and administrative expenses.

Prior to the May 1, 2010 contribution from the XOG Group, the Company’s net XOG Group investment represented the XOG Group’s interest in the recorded net assets of the Business. The net XOG Group investment balance represented the cumulative net investment by the XOG Group in the Business through April 30, 2010.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements

Use of estimates in the preparation of financial statements. Preparation of financial statements in conformity with generally U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Depletion of oil and natural gas properties are determined using estimates of proved oil and natural gas reserves. There are numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and natural gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Other significant estimates include, but are not limited to, the asset retirement obligations and fair value of stock-based compensation.

Restricted cash. On April 20, 2010, we issued a Private Placement Memorandum (“PPM”) to accredited investors for $2.0 million, with the rights to increase the offering to $3.0 million in the event the offering was over-subscribed as an initial capital base. As a condition to raising this capital, the Company held all funds received in escrow until no less than $2.0 million in investor capital had been received and recorded. As of June 30, 2010, the restricted cash recorded represent funds still held in escrow. The conditions for escrow release have subsequently been met.

Accounts receivable. The Company sells oil and natural gas to oil and gas purchasers. These receivables are generally unsecured. The Company determines allowances based on management's assessment of the creditworthiness of the purchaser. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts will be generally written off against the allowance for doubtful accounts only after all collection attempts have been exhausted.

Oil and natural gas properties. The Company utilizes the successful efforts method of accounting for its oil and natural gas properties. Under this method, all costs associated with productive wells and nonproductive development wells are capitalized, while nonproductive exploration costs are expensed. Capitalized acquisition costs relating to proved properties are depleted using the unit-of-production method based on total proved reserves. The depletion of capitalized exploratory drilling and development costs is based on the unit-of-production method using proved developed reserves on a field basis.

Proceeds from the sales of individual properties and the capitalized costs of individual properties sold or abandoned are credited and charged, respectively, to accumulated depletion. Generally, no gain or loss is recognized until the entire amortization base is sold. However, a gain or loss is recognized from the sale of less than an entire amortization base if the disposition is significant enough to materially impact the depletion rate of the remaining properties in the amortization base. Ordinary maintenance and repair costs are expensed as incurred.

Costs of significant nonproducing properties, wells in the process of being drilled and development projects are excluded from depletion until such time as the related project is developed and proved reserves are established or impairment is determined. These unproved oil and natural gas properties are periodically assessed for impairment by considering future drilling plans, the results of exploration activities, commodity price outlooks, planned future sales or expiration of all or a portion of such projects. Amounts capitalized to oil and natural gas properties excluded from depletion at June 30, 2010 and 2009, and December 31, 2009 and 2008 were $4,889 thousand, $527 thousand, $1,113 thousand, and $194 thousand, respectively.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements

The Company reviews its long-lived assets to be held and used, including proved oil and natural gas properties, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected undiscounted future cash flows is less than the carrying amount of the assets. In this circumstance, the Company would recognize an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. The Company reviews its oil and natural gas properties by amortization base or by individual well for those wells not constituting part of an amortization base. For each property determined to be impaired, an impairment loss equal to the difference between the carrying value of the properties and the estimated fair value (discounted future cash flows) of the properties would be recognized at that time. Estimating future cash flows involves the use of judgments, including estimation of the proved and unproved oil and natural gas reserve quantities, timing of development and production, expected future commodity prices, capital expenditures and production costs.

Environmental. The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are often changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable.

Oil and natural gas sales and imbalances. Oil and natural gas revenues are recorded at the time of delivery of such products to pipelines for the account of the purchaser or at the time of physical transfer of such products to the purchaser. The Company follows the sales method of accounting for oil and natural gas sales, recognizing revenues based on the Company's share of actual proceeds from the oil and natural gas sold to purchasers. Oil and natural gas imbalances are generated on properties for which two or more owners have the right to take production "in-kind" and, in doing so, take more or less than their respective entitled percentage. For the six months ended June 30, 2010 and 2009 and years ended December 31, 2009 and 2008, the Company did not have any significant oil and natural gas imbalances.

Asset retirement obligations. The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related oil and gas properties. Subsequently, the asset retirement cost included in the carrying amount is allocated to expense through depreciation, depletion and amortization. Changes in the liability due to passage of time are recognized as an increase in the carrying amount of the liability and as corresponding accretion expense.

General and administrative expense. The accompanying combined and consolidated financial statements in part represent the actual historical revenues, expenses, assets, liabilities, and other financial data of the assets of ASEC while owned by the XOG Group through May 1, 2010. In addition to the direct revenues and expenses of the Business, the Company has included an allocated portion of the actual costs incurred by the XOG Group for General and Administrative (“G&A”) expenses in the accompanying combined and consolidated financial statements. These allocated costs are intended to provide the reader with a reasonable approximation of what historical administrative costs would have been for these assets and operations in the event those assets had existed as a stand-alone company outside the legal structure of the XOG Group.

Any future costs for general and administrative expenses may not necessarily correlate to nor reflect directly or indirectly the cost relationships presented. A wide range of formulas for G&A allocation were considered by the management of ASEC.  It is the view of management that the most accurate and transparent method of allocating G&A expenses is the historical cost basis of the Business, divided by the cost basis of the total oil and gas assets of the XOG Group.  Using this method, G&A expense allocated to ASEC for the six month periods ending June 30, 2010 and 2009 and the years ending December 31, 2009 and 2008 was approximately $60 thousand, $57 thousand, $105 thousand and $105 thousand, respectively.

Stock-based compensation.  From time to time, the Company exchanges its equity instruments for services and incurs liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of those equity instruments in exchange for the services. The cost of the services received in exchange for equity instruments, including stock options, is measured based on the grant-date fair value of those instruments. That cost is recognized as compensation expense over the requisite service period (generally the vesting period).

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements

Income taxes.  Prior to the contribution of the Business by the XOG Group on May 1, 2010, the Business was part of pass-through entities for taxation.  As a result, the historical financial statements of the Business do not present any tax expenses, liabilities or assets until May 1, 2010.  Tax provisions from May 1, 2010 through June 30, 2010 are fully incorporated and presented in the combined and consolidated financial statements.  At May 1, 2010, a conversion event occurred from a non-taxable to a taxable entity and accordingly a cumulative adjustment for the difference in tax and GAAP tax reporting was recorded in the amount of an $845,000 deferred tax liability. Pro forma income taxes in the statements of operations for all periods presented reflect  income tax expense or benefit resulting from  income or losses before taxes, as if the Business had been included in a C corporation prior to May 1, 2010.

Subsequent to the contribution of the Business by the XOG Group on May 1, 2010, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.

The Company evaluates uncertain tax positions for recognition and measurement in the consolidated financial statements. To recognize a tax position, the Company determines whether it is more likely than not that the tax positions will be sustained upon examination, including resolution of any related appeals or litigation, based on the technical merits of the position. A tax position that meets the more likely than not threshold is measured to determine the amount of benefit to be recognized in the consolidated financial statements. The amount of tax benefit recognized with respect to any tax position is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. The Company had no uncertain tax positions that required recognition in the accompanying financial statements. Any interest or penalties would be recognized as a component of income tax expense.

Fair Value of Financial Instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between two willing parties. The carrying amount of cash, restricted cash, accounts receivable, accounts payable, and accrued liabilities approximates fair value because of the short maturity of these instruments.

Interim Financial Statements.  The combined and consolidated financial statements as of and for the six months ended June 30, 2010 and 2009 are unaudited. In the opinion of management, such financial statements include the adjustments and accruals which are necessary for a fair presentation of the results for the interim periods. These interim results are not necessarily indicative of results for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted in these financial statements for and as of the six months ended June 30, 2010 and 2009.

Recent accounting pronouncements.  In June 2009, the Financial Accounting Standards Board ("FASB" or the "Board") issued the Accounting Standards Codification (the "Codification" or "ASC") which has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles ("GAAP"). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements

However, rules and interpretive releases of the United States Securities and Exchange Commission (the "SEC") issued under the authority of federal securities laws will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, there are no references are made to the superseded FASB standards in the Company's consolidated financial statements. The Codification does not change or alter existing GAAP and, therefore, did not have an impact on the Company's financial position, results of operations or cash flows.

Business combinations.  In December 2007, the FASB issued a revision to the existing business combinations guidance. The guidance establishes principles and requirements for how an acquirer recognizes and measures the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. It also establishes disclosure requirements that enable users to evaluate the nature and financial effects of the business combination. The revised standard was effective for acquisitions occurring in an entity's fiscal year beginning after December 15, 2008. The Company and the XOG Group adopted the standard effective January 1, 2009, and accounts for all its business combinations using this standard and discloses all required information.

Fair value.  In August 2009, the FASB issued an update to the Fair Value Topic of the Codification. The FASB issued the update because some entities have expressed concern that there may be a lack of observable market information to measure the fair value of a liability. The topic was effective for the first reporting period beginning after August 28, 2009, with earlier application permitted. The guidance provides clarification on measuring liabilities at fair value when a quoted price in an active market is not available. In such circumstances, the topic specifies that a valuation technique should be applied that uses either the quote of the liability when traded as an asset, the quoted prices for similar liabilities or similar liabilities when traded as assets, or another valuation technique consistent with existing fair value measurement guidance. Examples of the alternative valuation methods include using a present value technique or a market approach, which is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The guidance also states that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustments to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The Company adopted the topic effective September 30, 2009, and the adoption did not have a significant impact on the Company's consolidated financial statements.

Oil and natural gas.  In September 2009, the FASB issued an update to the Oil and Gas Topic, which makes a technical correction related to an SEC Observer comment, regarding the accounting and disclosures for natural gas balancing arrangements. The topic amends prior guidance because the SEC staff has not taken a position on whether the entitlements method or sales method is preferable for natural gas-balancing arrangements that do not meet the definition of a derivative.

With the entitlements method, sales revenue is recognized to the extent of each well partner's proportionate share of natural gas sold regardless of which partner sold the natural gas. Under the sales method, sales revenue is recognized for all natural gas sold by a partner even if the partner's ownership is less than 100 % of the natural gas sold.  The Oil and Gas Topic update included an instruction that public companies must account for all significant natural gas imbalances consistently using one accounting method. Both the method and any significant amount of imbalances in units and value should be disclosed in regulatory filings. The Company currently accounts for all natural gas balances under the sales method and makes all required disclosures. For the years ended December 31, 2009 and 2008 and six months ended June 30, 2010 and 2009, the Company did not have any significant oil and natural gas imbalances.

Reserve estimation.  In January 2010, the FASB issued an update to the Oil and Gas Topic, which aligns the oil and natural gas reserve estimation and disclosure requirements with the requirements in the SEC's final rule, Modernization of the Oil and Gas Reporting Requirements (the "Final Rule"). The Final Rule was issued on December 31, 2008. The Final Rule is intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves, which should help investors evaluate the relative value of oil and natural gas companies.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements

The Final Rule permits the use of new technologies to determine proved reserves estimates if those technologies have been demonstrated empirically to lead to reliable conclusions about reserve volume estimates. The Final Rule also allows, but does not require, companies to disclose their probable and possible reserves to investors in documents filed with the SEC. In addition, the new disclosure requirements require companies to: (i) report the independence and qualifications of its reserves preparer or auditor; (ii) file reports when a third party is relied upon to prepare reserves estimates or conduct a reserves audit; and (iii) report oil and natural gas reserves using an average price based upon the prior 12-month period rather than a year-end price. The Final Rule became effective for fiscal years ending on or after December 31, 2009. The Company adopted the ruling effective December 31, 2009, which had the effect of reducing proved reserve quantities by 91 thousand barrels of oil equivalents (MBoe). The Company's fourth quarter 2009 depletion and impairment calculations were based upon proved reserves that were determined using the new reserve rules, whereas depletion and impairment calculations prior to December 31, 2009 were based on the prior SEC methodology. See reserves information in the unaudited supplementary data disclosures.

Fair value.  In January 2010, the FASB issued an update to the Fair Value Topic, which enhances the usefulness of fair value measurements. The amended guidance requires both the disaggregation of information in certain existing disclosures, as well as the inclusion of more robust disclosures about valuation techniques and inputs to recurring and nonrecurring fair value measurements.

The topic amends the disclosures about fair value measurements in the Fair Value Topic as follows:

•
Entities must disclose the amounts of, and reasons for, significant transfers between Level 1 and Level 2, as well as those into and out of Level 3, of the fair value hierarchy. Transfers into a level must be disclosed separately from transfers out of the level. Entities are required to judge the significance of transfers based on earnings and total assets or liabilities or, when changes in fair value are recognized in other comprehensive income, on total equity;

•
Entities must also disclose and consistently follow their policy for when to recognize transfers into and out of the levels, which might be, for example, on the date of the event resulting in the transfer or at the beginning or end of the reporting period;

•
Entities must separately present gross information about purchases, sales, issuances, and settlements in the reconciliation disclosure of Level 3 measurements, which are measurements requiring the use of significant unobservable inputs;

•
For Level 2 and Level 3 measurements, an entity must disclose information about inputs and valuation techniques used in both recurring and nonrecurring fair value measurements. If a valuation technique changes, for example, from a market approach to an income approach, an entity must disclose the change and the reason for it. The amendments include implementation guidance on disclosures of valuation techniques and inputs; and

•
Fair value measurement disclosures must be presented by class of assets and liabilities. Identifying appropriate classes requires judgment, and will often require the disaggregation of assets or liabilities included within a line item on the financial statements. An entity must determine the appropriate classes requiring disclosure based on the nature and risks of the assets and liabilities, their classification in the fair value hierarchy, and the level of disaggregated information required by other U.S. GAAP for specific assets and liabilities, such as derivatives.

The amended guidance does not include the sensitivity disclosures, as had been proposed.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements

The amended guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disaggregation requirement for the reconciliation disclosure of Level 3 measurements, which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those years. The Company adopted the guidance effective January 1, 2010, and the adoption did not have a significant impact on the Company's consolidated financial statements. The Company has made all required disclosures.

Various topics.  In February 2010, the FASB issued an update to various topics, which eliminated outdated provisions and inconsistencies in the Codification, and clarified certain guidance to reflect the Board's original intent. The update is effective for the first reporting period, including interim periods, beginning after issuance of the update, except for the amendments affecting embedded derivatives and reorganizations. In addition to amending the Codification, the FASB made corresponding changes to the legacy accounting literature to facilitate historical research. These changes are included in an appendix to the update. The Company adopted the update effective January 1, 2010, and the adoption did not have a significant impact on the Company's combined and consolidated financial statements.

Note C.  Asset retirement obligations

The Company's asset retirement obligations represent the estimated present value of the estimated cash flows the Company will incur to plug, abandon and remediate its producing properties at the end of their productive lives, in accordance with applicable state laws. The Company does not provide for a market risk premium associated with asset retirement obligations because a reliable estimate cannot be determined. The Company has no assets that are legally restricted for purposes of settling asset retirement obligations.

The following table summarizes the Company's asset retirement obligation activity for the periods presented:

	Six Months Ending June 30,		Year Ending December 31,
	2010	2009	2009	2008

Asset retirement obligations, beginning of period	$69,388	$77,951	$77,951	$56,659
Liabilities incurred from new wells	-	-	-	12,530
Accretion expense	3,231	1,513	3,027	2,200
Adjustment due to revision of estimated useful life	-	-	(11,590)	6,562
Asset retirement obligations, end of period	$72,619	$79,464	$69,388	$77,951

Note D.  Stockholders' equity

Founders Stock.  On April 13, 2010, ASEC issued 925,000 shares of its common stock to non-management.  ASEC valued these shares at $3 per share and recorded non-cash stock compensation expense at $2,775,000 related to these shares.

Additionally, on April 13, 2010, ASEC issued 1,075,000 shares of its common stock to management.  These shares are restricted and vest over four years.  ASEC valued these shares at $3 per share and recorded non-cash stock compensation expense at $168,000 related to the amortization of the fair value of these shares through June 30, 2010.  None of these shares have vested as of June 30, 2010.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements

Deferred Compensation Program. The 2010 Deferred Compensation Program was approved by the Company’s Board of Directors on April 15, 2010. Under this plan, the President and CEO were entitled to receive a one-time retainer fee consisting of common stock options in lieu of salary through December 31, 2010. The total number of options granted under the plan was 800,000. The exercise price of the options is $3 and the options vest over 26.5 months.  These options have a ten year life and had a grant date fair value of $2.18 per share.  None of these options were exercisable as of December 31, 2010.  ASEC recorded non-cash stock compensation expense at $165,000 related to the amortization of the fair value of these shares through June 30, 2010.

Equity Incentive Plan. The 2010 Equity Incentive Plan was approved by the Company’s Board of Directors on April 15, 2010 which authorized the issuance of up to 3,000,000 common stock options. As part of managements’ employment agreements 925,000 options were issued on April 15, 2010. The exercise price of the options is $3 and the options vest over 52 months.  These options have a ten year life and had a grant date fair value of $2.06 per share.  None of these options were exercisable as of December 31, 2010.  ASEC recorded non-cash stock compensation expense at $91,000 related to the amortization of the fair value of these shares through June 30, 2010.  As part of managements’ employment agreements, management will receive at least 1,300,000 stock options annually over the four year employment term.
The following table presents the future non-cash stock compensation expense for the Company’s outstanding restricted stock grants and stock options which it expects to recognize during the indicated vesting periods:

2010	$1,017,341
2011	2,034,681
2012	1,639,813
2013	1,244,945
2014	509,341

Total	$6,446,121

The fair value of each option award is estimated on the date of grant.  The fair values of stock options were determined using the Black-Scholes option valuation method and the assumptions noted in the following table.  Expected volatilities are based on implied volatilities from the historical volatility of companies similar to ASEC.  The expected term of the options granted used in the Black-Scholes model represent the period of time that options granted are expected to be outstanding.  The Company utilizes the simplified method for calculating the expected life of its options as the Company does not have sufficient historical data to provide a basis upon which to estimate term.

2010
Expected volatility	74.39%
Expected dividends	0
Expected term	6.2 - 7.3 years
Risk free rate	3.86%

The fair value of options grants during the period ending June 30, 2010 was $3,645,000.

Acquisition.  On October 1, 2010, ASEC and Uncle Al’s Famous Hot Dog & Grille Inc (the “FDOG”), a publicly held company listed on the OTC Bulletin Board, entered into the Purchase and Sale/Merger Agreement.  Under that Agreement, the assets of the ASEC were merged with and into FDOG with ASEC surviving as a wholly owned subsidiary of the FDOG.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements

Note E.  Disclosures about fair value of financial instruments

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

Certain assets and liabilities are reported at fair value on a nonrecurring basis in the Company's combined and consolidated balance sheets. The following methods and assumptions were used to estimate the fair values:

Impairments of long-lived assets — The Company reviews its long-lived assets to be held and used, including proved oil and natural gas properties, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. In this circumstance, the Company recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. The Company reviews its oil and natural gas properties by amortization base or by individual well for those wells not constituting part of an amortization base. For each property determined to be impaired, an impairment loss equal to the difference between the carrying value of the properties and the estimated fair value (discounted future cash flows) of the properties would be recognized at that time. Estimating future cash flows involves the use of judgments, including estimation of the proved and unproved oil and natural gas reserve quantities, timing of development and production, expected future commodity prices, capital expenditures and production costs.

The Company periodically reviews its proved oil and natural gas properties that are sensitive to oil and natural gas prices for impairment. No impairments have been recorded for the assets owned by ASEC during the periods presented prior to the assignment to ASEC from the XOG Group or during the time presented herein in under the ownership of ASEC.

Asset Retirement Obligations (“ARO”) — The Company estimates the fair value of AROs based on discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation for an ARO; amounts and timing of settlements; the credit-adjusted risk-free rate to be used; and inflation rates. See Note C for a summary of changes in AROs for all periods presented.

Note F.  Income Taxes

Prior to the contribution of the Business by the XOG Group on May 1, 2010, the Business was part of pass-through entities for taxation.  As a result, the historical financial statements of the Business do not present any tax expenses, liabilities or assets until May 1, 2010.  Tax provisions from May 1, 2010 through June 30, 2010 are fully incorporated and presented in the combined and consolidated financial statements.  At May 1, 2010, a conversion event occurred from a non-taxable to a taxable entity and accordingly a cumulative adjustment for the difference in tax and GAAP tax reporting was recorded in the amount of an $845,000 deferred tax liability.

Pro forma income taxes in the statements of operations for all periods presented reflect income tax expense or benefit resulting from income or losses before taxes, as if the Business had been included in a C corporation prior to May 1, 2010.  Pro forma income tax (expense) benefit, as if the Company had been a taxable entity on the beginning of each respective period, was $22,000, $(4,000), $92,000 and $113,000 for the six months ended June 30, 2010 and 2009 and the years ended December 31, 2009 and 2008, respectively.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements

The provision for income taxes for the six months ended June 30, 2010 included the following components:

Deferred Federal	$93,451
Deferred State	2,777

Provision for income taxes	$96,228

The following reconciles the provision for income taxes included in the combined and consolidated statements of operations with the provision which would result from application of the statutory federal tax rate to pre-tax financial income:

Loss before tax	$(3,516,287)
Statutory rate	34.00%

Expected benefit at federal statutory rate	$(1,195,538)
Increase (decrease) resulting from:
State income taxes, net of federal income tax effect	(22,856)
Pass-through income prior to May 1, 2010 not subject to federal tax	74,012
Non-deductible stock compensation	395,362
One time charge for conversion to taxable entity	845,248

Provision for income taxes	$96,228
Effective rate	-2.74%

The components of the Company’s net deferred tax liability as of June 30, 2010 were as follows:

Deferred tax liabilities:

Differences between book and tax basis of property	$953,371
953,371

Deferred tax assets:
Equity compensation	706,701
Asset retirement obligations	25,163
Net operating loss carryforward	125,279
857,143

Net deferred tax liability	$96,228

The Company’s net operating loss carryforward (“NOL”) at June 30, 2010 was $362,000 and will expire in 2030.  The Company continually assesses both positive and negative evidence to determine whether it is more likely than not that deferred tax assets can be realized prior to their expiration. Management monitors Company-specific, oil and natural gas industry and worldwide economic factors and assesses the likelihood that the Company's NOLs and other deferred tax attributes in the United States, state, and local tax jurisdictions will be utilized prior to their expiration. At June 30, 2010, the Company had no valuation allowances related to its deferred tax assets.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements

As of June 30, 2010, the Company has no unrecognized tax benefits. 2010 is the only taxable year that is open to examination by the major taxing jurisdictions to which the Company is subject.

Note G.  Major customers

The Company's producing leaseholds are solely in the West Texas Permian Basin.  Historically, the oil production for these wells was sold primarily to one oil purchaser.  Similarly, all natural gas was sold to a separate gas purchaser.  However, this market is served by multiple oil and natural gas purchasers.  As a result, the Company is of the opinion that the loss of any one purchaser would not have a material adverse effect on the ability of the Company to sell its oil and natural gas production.

Note H.  Related party transactions

XOG Operating, LLC.  The Company is affiliated with and has a working relationship with XOG, a seasoned exploration & production operator based in Midland, TX.  As an operator, XOG has been operating, developing and exploiting the Permian Basin, as well as operating in 14 other states, for 30 years. XOG has been in the Bakken area for the past three years procuring mineral leasehold rights and participating in wells.

XOG is currently contracted to operate the existing wells currently held by the Company in the Permian Basin region.  XOG historically performed this service for Geronimo and CLW.  XOG, Geronimo and CLW hold a combined majority stock position in ASEC and these companies are considered related parties to ASEC.  As a result, all historical accounts payable related to accrued lease operating expenses and accrued capex presented are presented as payables due to a related party.

Overriding royalty and royalty interests.  In some instances, XOG, Geronimo, or CLW may hold overriding royalty and royalty interests (“ORRI”) in wells acquired by the Company. All revenues and expenses presented herein are net of any effects of ORRI.

Note I.  Subsequent events

Equity issuance.  On April 20, 2010, the Company offered to, accredited investors the right to purchase up to 666,667 (1,000,000 in the event any oversubscriptions were approved and accepted by ASEC) in newly issued common shares of American Standard Energy Corp.  Subsequently, 780,005 shares were issued in exchange for $2,340,002 received as investment from accredited investors.  The Company met its escrow obligations in August, and began utilizing those funds raised for general corporate and operational purposes.

AMERICAN STANDARD ENERGY CORP

UNAUDITED SUPPLEMENTARY INFORMATION

	At December 31,
	2009	2008

Oil and natural gas properties:
Proved	$3,494,346	$3,494,475
Unproved	1,113,339	193,512
Less: accumulated depreciation, depletion and amortization	(1,062,505)	(827,794)

Net capitalized costs for oil and natural gas properties	$3,545,180	$2,860,193

Costs Incurred for Oil and Natural Gas Producing Activities

	Years Ended December 31,
	2009	2008

Unproved property acquisition costs	919,826	193,512
Exploration	240,382	496,500
Development	(129)	2,107,191

Total costs incurred for oil and natural gas properties	$1,160,079	$2,797,203

Reserve Quantity Information

The following information represents estimates of our proved reserves as of December 31, 2009 and 2008.  The proved reserves as of December 31, 2009 have been prepared and presented under new SEC rules. These new rules are effective for fiscal years ending on or after December 31, 2009, and require SEC reporting companies to prepare their reserves estimates using revised reserve definitions and revised pricing based on a 12-month unweighted average of the first-day-of-the-month pricing. The previous rules required that reserve estimates be calculated using last-day-of-the-year pricing. The pricing that was used for estimates of our reserves as of December 31, 2009 was based on an unweighted average twelve month average West Texas Intermediate posted price of $57.16 per Bbl for oil and a Henry Hub spot natural gas price of $5.81 per MMBtu for natural gas, see table below. As a result of this change in pricing methodology, direct comparisons of previously-reported reserves amounts may be more difficult.

AMERICAN STANDARD ENERGY CORP

UNAUDITED SUPPLEMENTARY INFORMATION

The SEC has not reviewed the Company's or any reporting company's reserve estimates under the new rules and has released only limited interpretive guidance regarding reporting of reserve estimates under the new rules and may not issue further interpretive guidance on the new rules. Accordingly, while the estimates of the Company's proved reserves and related estimated discounted future net cash flows at December 31, 2009 included in this report have been prepared based on what the Company and our independent reserve engineers believe to be reasonable interpretations of the new SEC rules, those estimates could differ materially from any estimates the Company might prepare applying more specific SEC interpretive guidance.

The Company's proved oil and natural gas reserves are all located in the United States, primarily in the Permian Basin of West Texas. The estimates of the proved reserves at December 31, 2009 and 2008 are based on reports prepared by Williamson Petroleum Consultants, Inc, an independent petroleum engineering firm. Proved reserves were estimated in accordance with the guidelines established by the SEC and the FASB.

The following table summarizes the prices utilized in the reserve estimates for 2009 and 2008 as adjusted for location, grade and quality:

	As of December 31,
	2009	2008

Prices utilitzed in the reserve estimates:
Oil per Bbl(a)	$57.16	$42.98
Gas per MCF(b)	$5.81	$6.54

a)
The pricing used to estimate our 2009 reserves was based on a 12-month unweighted average first-day-of-the-month West Texas Intermediate posted price; whereas, the pricing used for 2008 was based on year-end West Texas Intermediate posted prices.

b)
The pricing used to estimate our 2009 reserves was based on a 12-month unweighted average first-day-of-the-month Henry Hub spot price; whereas, the pricing used for 2008 was based on year-end Henry Hub spot market prices.

Oil and natural gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment.

Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and natural gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future.

The following table provides a rollforward of the total net proved reserves for the years ended December 31, 2009 and 2008, as well as proved developed and proved undeveloped reserves at the end of each respective year. Oil volumes are expressed in Bbls and natural gas volumes are expressed in Mcf.

AMERICAN STANDARD ENERGY CORP

UNAUDITED SUPPLEMENTARY INFORMATION

	2009			2008
	Oil	Natural Gas	Total	Oil	Natural Gas	Total
	(Bbls)	(Mcf)	(Boe)	(Bbls)	(Mcf)	(Boe)
Total Proved Reserves:
Balance, January 1	110,879	388,595	175,645	648,373	2,156,507	1,007,791
Revisions of previous estimates (a)	415,547	1,363,810	642,849	(527,983)	(1,727,921)	(815,970)
Production	(7,905)	(39,192)	(14,437)	(9,511)	(39,991)	(16,176)

Balance, December 31 (b)	518,521	1,713,213	804,057	110,879	388,595	175,645

Proved Developed Reserves:	57,975	331,576	113,238	46,249	194,704	78,700
Proved Undeveloped Reserves:	460,546	1,381,637	690,819	64,630	193,891	96,945
Total Proven Reserves	518,521	1,713,213	804,057	110,879	388,595	175,645

(a) The revisions in previous estimates in 2008 and 2009 were largely due to the lower oil prices used in the December 31, 2008 reserve estimates compared to the December 31, 2007 and 2009 reserve estimates.  At the low oil prices used for December 31, 2008 estimate, most of our PUD locations were uneconomical.

(b) Had the December 31, 2009 reserves been prepared using pricing according to the old SEC rules, total proved reserves would have been 91 MBoe greater.

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows is computed by applying at December 31, 2009 the 12-month unweighted average of the first-day-of-the-month pricing for oil and natural gas and at December 31, 2008 year-end prices of oil and natural gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and natural gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of 10 % per year to reflect the estimated timing of the future cash flows.

Future income taxes are calculated by comparing undiscounted future cash flows to the tax basis of oil and natural gas properties plus available carry forwards and credits and applying the current tax rates to the difference.

Discounted future cash flow estimates like those shown herein are not intended to represent estimates of the fair value of oil and natural gas properties. Estimates of fair value would also consider probable and possible reserves, anticipated future oil and natural gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is necessarily subjective and imprecise.

AMERICAN STANDARD ENERGY CORP

UNAUDITED SUPPLEMENTARY INFORMATION

The following table provides the standardized measure of discounted future net cash flows at December 31, 2009 and 2008:

	At December 31,
	2009(a)	2008

Future Production Revenues	$39,597,762	$7,306,851

Future Costs:
Production	18,576,078	3,681,464
Development	11,890,000	1,235,000
Income Taxes	(3,048,345)	(625,625)

Future Net Cash Flows after Income Taxes	6,083,339	1,764,762
10% annual discount for estimated timing of cash flows	(4,238,964)	(1,052,961)
Standardized measure of discounted net cash flows	$1,844,375	$711,801

(a)
The adoption of the new SEC rules related to determination and disclosures of oil and natural gas reserves that are effective for fiscal years ending on or after December 31, 2009 caused our standard measure of discounted net cash flows to be lower by $4.7 million that it would have been under the old SEC rules.

Changes in Standardized Measure of Discounted Future Net Cash Flows

The following table provides a rollforward of the standardized measure of discounted future net cash flows for the years ended December 31, 2009 and 2008:
	Years Ended December 31,
	2009	2008
Increase (decrease):
Net change in sales prices net of production costs	$(4,888,092)	$(12,009,206)
Sales, net of production costs	(317,885)	(752,803)
Changes in estimated future development costs	(8,889,048)	10,015,687
Previously projected development costs incurred	1,546	2,088,099
Revisions of quantity estimates	15,803,564	(14,708,480)
Income Taxes	(944,622)	5,825,967
Accretion of discount	71,180	1,012,834
Changes in production rates, timing and other	295,931	(888,635)
Net Increase (decrease)	$1,132,574	$(9,416,537)

Standardized measure of discounted future net cash flows:
Beginning of year	711,801	10,128,338
End of year	$1,844,375	$711,801